UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 21, 2010
Date of Report (date of earliest event reported)
AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	000-31121	88-0463156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1875 S. Grant Street, 10th Floor, San Mateo, California 94402
(Address of principal executive offices, including zip code)
(650) 525-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2010, Avistar Communications Corporation completed the sale of its U.S patents and certain patent applications, and related foreign patents and patent applications to Intellectual Ventures Fund 61 LLC in connection with that patent sale transaction more fully described in Avistar’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2009.  Intellectual Ventures’ right to terminate the patent purchase agreement for any reason expired unexercised on December 25, 2009 and the purchase price of $11 million was paid to Avistar by Intellectual Ventures on January 21, 2010.

A copy of Avistar’s press release dated January 26, 2010 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description
99.1	Press Release of Avistar Communications Corporation dated January 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

Date: January 26, 2010	By:	/s/ Elias MurrayMetzger
Elias MurrayMetzger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Avistar Communications Corporation dated January 26, 2010.